Exhibit 99.1

CURIOSITYSTREAM REPORTS
53% YEAR-OVER-YEAR REVENUE INCREASE TO
$19 MILLION FOR Q2 2025

▪Licensing revenue of $9.3 million, driven by AI partnerships
▪Record net income and record adjusted EBITDA
▪Declared dividend of $0.08 per share

SILVER SPRING, Md. (August 5, 2025) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the quarter ended June 30, 2025. In addition, the Company’s Board of Directors declared the Company's third quarter cash dividend of $0.08 per share, payable on September 19, 2025, to stockholders of record on September 5, 2025.
"We delivered strong second-quarter results, with net income and EBITDA continuing to grow at record levels. Revenue increased 53% year-over-year to $19 million, surpassing our guidance and underscoring the momentum in our business,” said Clint Stinchcomb, President & CEO of CuriosityStream. "Our AI licensing business continues to scale with increasing revenue from new partnerships as well as repeat customers among some of the key technology companies in the business."
Second Quarter 2025 Financial Results
•Revenue of $19.0 million, compared to $12.4 million in the second quarter of 2024;
•Record gross profit of $10.1 million or 53.4% gross margin, compared to $6.4 million or 51.6% gross margin in the second quarter of 2024;
•Record net income of $0.8 million, an improvement of $2.8 million compared to net loss of $2.0 million in the second quarter of 2024;
•Record Adjusted EBITDA of $3.0 million, an improvement of $4.0 million, compared to Adjusted EBITDA loss of $1.0 million in the second quarter of 2024;
•Net cash provided by operating activities of $2.8 million, compared to $2.2 million in the second quarter of 2024;
•Adjusted Free Cash Flow of $2.9 million, compared to $2.5 million in the second quarter of 2024;
•Total advertising and marketing and general and administrative expenses of $9.7 million;
•Paid an ordinary dividend of $4.6 million and a special dividend of $5.8 million; and
•Cash, restricted cash and held-to-maturity securities balance of $30.7 million and no debt as of June 30, 2025.

Second Quarter 2025 Business Highlights
•New and expanded multiyear wholesale distribution agreements in Asia and Latin America;
•New service launches across Europe, including Curiosity University's launch on Amazon Prime in the UK, the Netherlands, Finland and Sweden;
•Licensed a slate of individual traditional programs and series to both new and returning traditional media partners, including public broadcasters, pay-TV partners, academic distributors, across the US, Europe, Asia, and Latin America;
•Third straight quarter of expanded data and video licensing partnerships for AI training; and
•Curiosity expanded its partnership with Samsung TV Plus, Samsung’s free, ad-supported streaming TV service, with the launch of Curiosity Now in Spain;

Financial Outlook
CuriosityStream expects the following for the third quarter and remainder of 2025:
•Q3 revenue within the range of $15 - $18 million
•Full-year 2025 Adjusted Free Cash Flow1 within the range of $11 - $13 million
1 See Non-GAAP Financial Measures below.
Conference Call Information
CuriosityStream will host a Q&A conference call today to discuss the Company’s first quarter and full year 2025 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (888) 510-2008 or International at (646) 960-0306 and reference conference ID# 3957505. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2024, that CuriosityStream filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2025, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety.
Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream's subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.
Non-GAAP Financial Measures
To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted Free Cash Flow in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free Cash Flow, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
The Company is not able to provide expectations of net cash generated from operating activities, the closest comparable GAAP measure to Adjusted Free Cash Flow (a non-GAAP measure), on a forward-looking basis. The Company is unable to predict without unreasonable costs and efforts the ultimate amounts of certain cash receipts and outlays because, in part, such items may have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. These items are further described in the reconciliation tables and related descriptions below. Further, these items are uncertain, depend on various factors and could be material to the Company’s results computed in accordance with U.S. GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted Free Cash Flow are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill, intangible assets and content assets, restructuring charges and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash flow used in operating activities less purchases of property and equipment, restructuring charges and nonrecurring license fees.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us; and (3) Adjusted Free Cash Flow does not reflect: (a) our cash flow available for discretionary payments; (b) our future contractual commitments (such as any debt service requirements or dividend payments); (c) funds available for investment or other discretionary uses; (d) certain capital expenditure requirements; or (e) the total increase or decrease in our cash balances for the stated period. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.

About CuriosityStream Inc.
CuriosityStream Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With millions of subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity Español, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. For more information, visit CuriosityStream.com.
Contacts:
CuriosityStream Investor Relations
Brett Maas
IR@CuriosityStream.com

CuriosityStream Inc.
Condensed Consolidated Balance Sheets

(unaudited and in thousands)	June 30, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$6,943	$7,826
Restricted cash	60	125
Short-term investments in debt and other securities	21,190	24,236
Accounts receivable, net	11,354	6,103
Other current assets	909	1,228
Total current assets	40,456	39,518
Investments in debt securities	2,484	7,463
Investments in equity method investees	3,541	3,848
Property and equipment, net	448	520
Content assets, net	28,577	31,511
Operating lease right-of-use assets	2,915	3,065
Other assets	231	257
Total assets	$78,652	$86,182
Liabilities and stockholders’ equity
Current liabilities
Content liabilities	$402	$282
Accounts payable	4,964	5,608
Accrued expenses and other liabilities	9,491	7,003
Deferred revenue	9,563	10,970
Total current liabilities	24,420	23,863
Warrant liability	174	88
Non-current operating lease liabilities	3,678	3,887
Other liabilities	539	496
Total liabilities	28,811	28,334
Commitments and contingencies (Note 12)
Stockholders’ equity
Common stock, $0.0001 par value – 125,000 shares authorized as of June 30, 2025, and December 31, 2024; 57,927 shares issued as of June 30, 2025 and 56,814 issued as of December 31, 2024, including 216 treasury shares; 56,598 shares outstanding as of December 31, 2024; 57,711 shares outstanding as of June 30, 2025.	5	5
Treasury stock	(251)	(251)
Additional paid-in capital	368,648	366,508
Accumulated deficit	(318,561)	(308,414)
Total stockholders’ equity	49,841	57,848
Total liabilities and stockholders’ equity	$78,652	$86,182

CuriosityStream Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited and in thousands except per share amounts)	2025	2024	2025	2024

Revenues	$19,012	$12,395	$34,102	$24,396
Operating expenses
Cost of revenues	8,864	6,004	15,944	12,752
Advertising and marketing	3,275	2,981	6,209	6,086
General and administrative	6,393	5,959	11,390	11,761
	18,532	14,944	33,543	30,599
Operating income (loss)	480	(2,549)	559	(6,203)
Change in fair value of warrant liability	(79)	—	(86)	(30)
Interest and other income	424	725	850	1,164
Equity method investment loss	(156)	(152)	(307)	(1,908)
Income (loss) before income taxes	669	(1,976)	1,016	(6,977)
Provision for income taxes	(115)	55	(87)	89
Net income (loss)	$784	$(2,031)	$1,103	$(7,066)
Net income (loss) per share
Basic	$0.01	$(0.04)	$0.02	$(0.13)
Diluted	$0.01	$(0.04)	$0.02	$(0.13)
Weighted average number of common shares outstanding
Basic	57,585	53,613	57,357	53,455
Diluted	57,585	53,613	57,357	53,455

CuriosityStream Inc.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(unaudited and in thousands)	2025	2024

Cash flows from operating activities
Net income (loss)	$1,103	$(7,066)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Change in fair value of warrant liability	86	30
Additions to content assets	(4,179)	(1,693)
Change in content liabilities	120	(84)
Amortization of content assets	7,113	9,901
Depreciation and amortization expenses	83	210
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	(354)	—
Stock-based compensation	3,077	2,014
Equity method investment loss	307	1,908
Other non-cash items	145	239
Changes in operating assets and liabilities
Accounts receivable	(5,251)	154
Other assets	335	954
Accounts payable	(521)	(1,697)
Accrued expenses and other liabilities	4,023	(858)
Deferred revenue	(1,376)	(1,156)
Net cash provided by operating activities	4,711	2,856

Cash flows from investing activities
Purchases of property and equipment	(77)	—
Sales of investments in debt securities	2,000	—
Maturities of investments in debt securities	17,450	—
Purchases of investments in debt securities	(11,070)	—
Net cash provided by investing activities	8,303	—

Cash flows from financing activities
Repurchases of common stock	—	(26)
Dividends paid	(12,665)	(1,333)
Payments related to tax withholding	(1,297)	(68)
Net cash used in financing activities	(13,962)	(1,427)

Net increase in cash, cash equivalents and restricted cash	(948)	1,429
Cash, cash equivalents and restricted cash, beginning of period	7,951	38,215
Cash, cash equivalents and restricted cash, end of period	$7,003	$39,644

Supplemental disclosure:
Cash paid for taxes	$(151)	$50
Cash paid for operating leases	$235	$276

CuriosityStream Inc.
Reconciliation from Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited and in thousands)	2025	2024	2025	2024

Net Income (loss)	$784	$(2,031)	$1,103	$(7,066)
Change in fair value of warrant liability	79	—	86	30
Interest and other (income) expense	(424)	(725)	(850)	(1,164)
Provision for Income taxes	(115)	55	(87)	89
Equity method investment loss	156	152	307	1,908
Depreciation and amortization[1]	42	93	83	210
Restructuring[2]	13	126	36	140
Other nonrecurring[3]	273	—	366	—
Stock-based compensation	2,214	1,325	3,077	2,014
Adjusted EBITDA	$3,022	$(1,005)	$4,121	$(3,839)
[1] Amounts do not include amortization of content assets.
[2] Consists primarily of severance and workforce optimization expenses resulting from a 2024 reduction in force.
[3] Consists of nonrecurring license and risk mitigation expenses.

CuriosityStream Inc.
Reconciliation from Net Cash Flow used in Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024

Net cash flow used in operating activities	$2,789	$2,190	$4,711	$2,856

Purchases of property and equipment	$—	—	(77)	—
Restructuring payments[1]	13	247	59	682
Other nonrecurring payments[2]	59	25	174	110
Adjusted Free Cash Flow	$2,861	$2,462	$4,866	$3,648
[1] Consists primarily of severance and workforce optimization payments resulting from 2024 reductions in force.
[2] Consists primarily of payments related to risk mitigation efforts.